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                                                                    EXHIBIT 11.1

                      DM MANAGEMENT COMPANY AND SUBSIDIARY


                                   FORM 10-K


                       COMPUTATION OF PER SHARE EARNINGS

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
                                         TWELVE MONTHS ENDED     TRANSITION PERIOD ENDED    TWELVE MONTHS ENDED
                                         --------------------     ---------------------     --------------------
                                          DEC. 27,    DEC. 28,     DEC. 28,     DEC. 30,     JUNE 29,    JUNE 24,
                                            1997        1996         1996         1995         1996        1995
                                         (52 weeks)  (52 weeks)   (26 weeks)   (27 weeks)   (53 weeks)  (52 weeks)
                                         ----------  -----------  -----------  -----------  ----------  -----------
BASIC:                                               (UNAUDITED)               (unaudited)
Weighted average shares of common
 stock outstanding during the period...  4,801,278   4,329,485    4,364,723    4,261,962    4,276,679   4,229,390
                                         =========   =========    =========    =========    =========   =========


DILUTED:
Weighted average shares of  common
 stock outstanding during the period...  4,801,278   4,329,485    4,364,723    4,261,962    4,276,679   4,229,390
Assumed exercise of stock options......    580,448     349,785      371,719           --      163,925     380,163
                                         ---------   ---------    ---------    ---------    ---------   ---------
                                         5,381,726   4,679,270    4,736,442    4,261,962    4,440,604   4,609,553
                                         =========   =========    =========    =========    =========   =========
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